As filed with the Securities and Exchange Commission on September 26, 2002
                                            Registration No. 333-__________
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               --------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               --------------


                           McLEODUSA INCORPORATED
           (Exact name of registrant as specified in its charter)


          DELAWARE                                    42-1407240
------------------------------------             --------------------------
(State or other jurisdiction                     (I.R.S. Employer
of incorporation or organization)                Identification No.)


                      6400 C Street SW, P.O. Box 3177
                       Cedar Rapids, Iowa 52406-3177
                  (Address of Principal Executive Offices)


              McLeodUSA Incorporated 2002 Omnibus Equity Plan
                            (Full Title of Plan)


                          G. Kenneth Burckhardt
            Executive Vice President and Chief Financial Officer
                           McLeodUSA Incorporated
                      6400 C Street SW, P.O. Box 3177
                       Cedar Rapids, Iowa 52406-3177
                               (319) 364-0000
(Name, Address and Telephone Number, including Area Code, of Agent for Service)


                                        CALCULATION OF REGISTRATION FEE
=================================================================================================================================
 Title of securities              Amount to              Proposed maximum            Proposed maximum              Amount of
  to be registered              be registered        offering price per unit      aggregate offering price       registration fee
----------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,             65,173,797 (1)               $0.325 (2)             $21,181,484.03 (2)              $1,950
$0.01 par value
==================================================================================================================================

(1) Also registered hereby are such additional and indeterminable number of shares of Class A Common Stock as may become issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Class A Common Stock, $0.01 par value, of McLeodUSA Incorporated on the Nasdaq National Market on September 25, 2002.

                                INTRODUCTION

         This Registration Statement on Form S-8 is filed by McLeodUSA Incorporated, a Delaware corporation (the "Company"), relating to 65,173,797 shares of its Class A common stock, par value $0.01 per share, issuable to employees, directors and consultants of the Company or its subsidiaries eligible under McLeodUSA 2002 Omnibus Equity Plan (the "Plan").


                                   PART I
              INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Note to Part 1 of Form S-8 and Rule 424 of the Securities Act of 1933, as amended (the "Securities Act").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not filed as part of this registration statement or as prospectuses or prospectus supplements pursuant to Note to Part 1 of Form S-8 and Rule 424 of the Securities Act.


                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference (Commission File No. 0-20763):

         (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002, filed on April 19, 2002.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed on August 14, 2002.

         (c) The Company's Current Reports on Form 8-K filed on February 14, April 22, April 29, May 1, August 6 and August 15, 2002.

         (d) The description of the Company's Class A common stock set forth in the Company's registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on Form 8-A on May 24, 1996, including any amendment or report filed with the Commission for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         On April 29, 2002, the Company announced that it had appointed Deloitte & Touche LLP to replace Arthur Andersen LLP ("Andersen") as the Company's independent public accountants. The Company's consolidated balance sheets as of December 31, 2001 and December 31, 2000, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001 incorporated by reference in this Registration Statement have been audited by Andersen, as stated in its report dated April 16, 2002, which is incorporated by reference herein. After reasonable efforts, the Company has been unable to obtain Andersen's consent to the incorporation by reference into this Registration Statement of its report with respect to the Company's financial statements. Under these circumstances, Rule 437a under the Securities Act of 1933 permits the Company to file this Registration Statement without a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors may not be able to assert claims against Andersen under Section 11 of the Securities Act. In addition, the ability of Andersen to satisfy any claims (including claims arising from Andersen's provision of auditing and other services to the Company) may be limited as a practical matter due to recent events regarding Andersen.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in non-derivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

         The Second Amended and Restated Certificate of Incorporation of the Company (the "McLeodUSA Certificate") contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (1) any breach of the director's duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The McLeodUSA Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, the Company has entered into indemnity agreements with its directors pursuant to which McLeodUSA has agreed to indemnify the directors as permitted by the DGCL. The Company has obtained directors' and officers' liability insurance against certain liabilities, including liabilities under the Securities Act.

         In addition to the above, the Company also maintains indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS.

         A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the undersigned registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, State of Iowa, on this 26th day of September, 2002.

                                             McLEODUSA INCORPORATED


                                             By: /s/ G. Kenneth Burckhardt
                                             ---------------------------------
                                             G. Kenneth Burckhardt
                                             Executive Vice President and Chief
                                             Financial Officer


         KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris A. Davis and G. Kenneth Burckhardt, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on this 13th day of September, 2002.


             Signature                      Title


/s/ Chris A. Davis
--------------------------------     Chairman of the Board and Chief Executive
         Chris A. Davis              Officer


/s/ Stephen C. Gray
--------------------------------     President and Director
          Stephen C. Gray


/s/ G. Kenneth Burckhardt            Executive Vice President and Chief
--------------------------------     Financial Officer and Director
     G. Kenneth Burckhardt


/s/ Thomas D. Bell, Jr.
--------------------------------     Director
       Thomas D. Bell, Jr.


/s/ Jeffrey D. Benjamin
--------------------------------     Director
       Jeffrey D. Benjamin


/s/ Edward D. Breen
--------------------------------     Director
         Edward D. Breen


/s/ Thomas M. Collins
--------------------------------     Director
        Thomas M. Collins


/s/ Theodore J. Forstmann
--------------------------------     Director
     Theodore J. Forstmann


/s/ Dale F. Frey
--------------------------------     Director
      Dale F. Frey


/s/ James E. Hoffman
---------------------------------    Director
     James E. Hoffman


/s/ Thomas H. Lister
--------------------------------     Director
     Thomas H. Lister


/s/ Farid Suleman
-------------------------------      Director
      Farid Suleman


/s/ Juan Villalonga
------------------------------       Director
    Juan Villalonga

                             INDEX TO EXHIBITS

Exhibit Number       Description

       *5.1          Opinion of Skadden, Arps, Slate, Meagher & Flom
                     (Illinois)

       23.1          Consent of Arthur Andersen LLP (omitted pursuant to
                     Rule 437a)

      *23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1)

       24 Powers of Attorney (included on signature page to this Registration Statement)

      *99.1          McLeodUSA 2002 Omnibus Equity Plan


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*  Filed herewith.